EXHIBIT 99.1

Grant Park Fund Weekly Commentary
For the Week Ended April 29, 2016

Current Month				Rolling Performance				Rolling Risk Metrics* (May 2011 – April 2016)
Class	Week ROR	MTD ROR	YTD ROR	1 yr Ann ROR	3 yr Ann ROR	5 yr Ann ROR	10 yr Ann ROR	Annualized ROR	Annualized Standard Deviation	Maximum Drawdown	Sharpe Ratio	Sortino Ratio
A	0.15%	-2.07%	1.96%	-9.60%	-3.13%	-6.18%	-0.86%	-6.18%	10.29%	-28.70%	-0.57	-0.76
B**	0.13%	-2.13%	1.74%	-10.19%	-3.73%	-6.77%	-1.53%	-6.77%	10.29%	-30.76%	-0.63	-0.83
Legacy 1***	0.20%	-1.89%	2.67%	-7.56%	-1.12%	-4.13%	NA	-4.13%	10.18%	-23.67%	-0.36	-0.53
Legacy 2***	0.19%	-1.92%	2.59%	-7.79%	-1.30%	-4.38%	NA	-4.38%	10.19%	-24.39%	-0.39	-0.56
Global 1***	0.60%	-1.83%	3.15%	-7.26%	-0.64%	-3.47%	NA	-3.47%	10.14%	-21.86%	-0.30	-0.45
Global 2***	0.57%	-1.89%	3.10%	-7.45%	-0.84%	-3.70%	NA	-3.70%	10.15%	-22.45%	-0.32	-0.48
Global 3***	0.53%	-2.06%	2.54%	-9.02%	-2.44%	-5.29%	NA	-5.29%	10.18%	-26.23%	-0.48	-0.67

S&P 500 Total Return Index****	-1.24%	0.39%	1.74%	1.21%	11.26%	11.02%	6.91%	11.02%	12.19%	-16.26%	0.92	1.52
Barclays Capital U.S. Long Gov Index****	0.80%	-0.48%	7.53%	5.49%	4.54%	9.01%	8.04%	9.01%	11.49%	-15.53%	0.81	1.46
*	Performance metrics are calculated using month-to-date performance estimates. All performance data is subject to verification.
**	Units began trading in August 2003.
***	Units began trading in April 2009.
****	Index is unmanaged & is not available for direct investment. Please see Indices Overview (below) for more information. Weekly RORs are calculated using data acquired through Bloomberg.

Portfolio Positions by Sectors and Markets (Two largest positions within each sector)

	Portfolio for A, B and Legacy units					Portfolio for Global units
Sector	Sector		Market			Sector		Market
	Exposure	Position	Contract	Exposure	Position	Exposure	Position	Contract	Exposure	Position
COMMODITIES	25%					27%
Energy	5%	Long	Brent Crude Oil	1.5%	Long	5%	Long	Brent Crude Oil	1.6%	Long
			Natural Gas	1.3%	Short			Natural Gas	1.4%	Short
Grains/Foods	10%	Long	Soybeans	2.2%	Long	11%	Long	Soybeans	2.4%	Long
			Live Cattle	1.1%	Short			Live Cattle	1.2%	Short
Metals	10%	Long	Gold	3.2%	Long	11%	Long	Gold	3.5%	Long
			Silver	2.1%	Long			Silver	2.2%	Long
FINANCIALS	75%					73%
Currencies	23%	Short $	Australian Dollar	3.6%	Long	23%	Short $	Australian Dollar	3.9%	Long
			Euro	3.0%	Short			Euro	2.4%	Long
Equities	27%	Long	S&P 500	6.1%	Long	26%	Long	S&P 500	7.0%	Long
			Dax Index	2.9%	Long			Dow Jones Industrial Average	2.6%	Long
Fixed Income	25%	Long	Bunds	3.3%	Long	24%	Long	Bunds	3.6%	Long
			U.S. 10-Year Treasury Notes	3.2%	Long			U.S. 10-Year Treasury Notes	3.6%	Long

Market Commentary (Largest price movements within each sector)

Sector/Market
Energy
Natural gas prices fell as forecasts for future demand decreased because of favorable weather forecasts and higher than normal inventory storage.  Crude oil rallied over 7% due, in part, to a weaker U.S. dollar.  Price movement during April was the largest positive month in 13 years.

Grains/Foods
Corn prices rose after the USDA reported strong export sales.  Coffee prices decreased as strong harvests increased the size of available supplies.  Sugar prices increased following reports India could begin importing sugar this year.

Metals	All metals markets moved sharply higher, primarily due to currency activity. Gold prices surged over 4% and are at 15-month highs. Platinum and silver were up 6% and 5%, respectively.
Currencies
The Japanese yen increased over 4% as the Bank of Japan left its monetary policy unchanged.  The U.S. dollar strengthened against it global counterparts.  The British pound moved higher following better-than-expected economic news out of the Eurozone.

Equities	Global equity markets fell on disappointing earnings reports. Losses were concentrated in the technology sector, led by Apple’s first revenue drop in 13 years.
Fixed Income	Fixed-income markets moved higher due to increased demand for safe-haven assets amidst sharp declines in the dollar and increases in the commodity markets.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

Performance Chart
Barclays Capital U.S. Long Government Index (formerly Lehman Brothers U.S. Government Index: Long Subset): A benchmark comprised of the Barclays Capital U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Barclays Capital U.S. Government Index.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Standard and Poor’s 500 Total Return Index (S&P 500 Index): A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies; rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.  Investors cannot directly invest in an index and unmanaged index returns do not reflect any fees, expenses or sales charges.

Risk Metrics Chart
Drawdown: A drawdown is any losing period during an investment’s performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park’s drawdowns are computed based on month-end equity values.

Sharpe Ratio: A return/risk measure defined as the average incremental return of an investment over the risk free rate.

Sortino Ratio: A ratio developed to differentiate between good and bad volatility. The calculation provides a risk-adjusted measure of performance without penalizing for upward price changes.

Standard Deviation: Measures the dispersal or uncertainty in a random variable (in this case, investment returns). It measures the degree of variation of returns around the mean, or average, return. The higher the volatility of the investment returns, the higher the standard deviation will be. For this reason, standard deviation is often used as a measure of investment risk.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.